UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

Xoom Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35801	94-3401054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street, 12th Floor San Francisco, CA 94105
(Address of principal executive offices, including zip code)

(415) 777-4800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On September 4, 2015, Xoom Corporation (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, stockholders voted on the following proposal, which is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 7, 2015. The number of votes cast for, against, as well as the number of abstentions and broker non-votes with respect to the proposal voted upon at the Special Meeting are set forth below.

Proposal 1 — The Merger Agreement.  The stockholders voted on the adoption of the Agreement and Plan of Merger among the Company, PayPal, Inc., Timer Acquisition Corp., and PayPal Holdings, Inc. (solely for the limited purposes of Sections 1.9 and 3 therein) (the “Merger Agreement”). Stockholders voted as follows:

For	Against	Abstain	Broker Non-Votes
32,241,262	35,393	1,598,549	—

Accordingly, the adoption of the Merger Agreement was approved. Stockholder action on a second proposal, to approve one or more adjournments or postponements of the Special Meeting if necessary and to the extent permitted by the Merger Agreement to solicit additional proxies in favor of proposal 1 was not required and no vote was taken on that proposal.

Item 8.01 Other Events.

On September 4, 2015, the Company issued a press release announcing the final voting results of the Special Meeting. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document

99.1	Press release issued by Xoom Corporation on September 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 4, 2015

XOOM CORPORATION

By:	/s/ John Kunze
John Kunze
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release issued by Xoom Corporation on September 4, 2015.